UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Donald C. Brown as Director

On March 4, 2016, the Board of Directors of The Davey Tree Expert Company (the “Company”) appointed Donald C. Brown to fill a vacancy on the Board.
Mr. Brown is executive vice president for finance and administration and chief financial officer for FedEx Freight. He joined FedEx Corp. in 1998 as staff vice president-controller. He held financial management positions at FedEx Corporate Services and FedEx Logistics before joining FedEx Freight in 2001 as senior vice president and chief financial officer. Mr. Brown began his career with Ernst & Young LLP in 1977. He joined Roadway Services in 1990 as assistant to the vice president and controller and later served as vice president of human resources for Caliber Systems.
Mr. Brown will be a nominee for reelection at the Company’s annual meeting of shareholders to be held in 2018. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Brown has an interest requiring disclosures under item 404(a) of Regulation S-K. Mr. Brown will receive the standard compensation arrangements for the Company’s nonemployee directors, including an annual retainer, meeting fees and director restricted stock unit awards, as described in the Company’s proxy statement. Directors may defer all or part of their fees in cash or stock equivalent units until their retirement as directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Secretary

Date: March 10, 2016